Exhibit 99.1

THINQ LEARNING SOLUTIONS, INC.

Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2005 and 2004

THINQ LEARNING SOLUTIONS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	Mar. 31, 2005	Dec. 31, 2004
Assets

Current Assets
Cash and cash equivalents	$377	$1,597
Accounts receivable, net	2,349	2,137
Prepaid expenses and other current assets	826	638

Total Current Assets	3,552	4,372

Property and Equipment, net	223	203
Goodwill	17,168	17,168
Restricted Cash	140	140
Other Assets	172	221

Total Assets	$21,255	$22,104

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$1,710	$1,310
Accrued expenses	1,221	719
Current portion of lease obligations from discontinued operations	156	376
Line of credit	1,054	1,479
Current portion of long-term debt	1,102	1,476
Current portion of capital lease obligation	45	18
Current portion of deferred revenue	4,975	3,795

Total Current Liabilities	10,263	9,173

Long-Term Debt, net of current portion	989	1,093
Lease obligations from discontinued operations, net of current portion	119	135
Other	361	2,026

Total Liabilities	11,732	12,427

Stockholders’ Equity
Redeemable Convertible Preferred Stock	81,329	81,329
Redeemable Convertible Preferred Stock Warrants	405	405
Common stock, $0.01 par value; 190,000,000 shares authorized; 5,620,951 shares issued and 5,247,751 shares outstanding at March 31, 2005 and December 31, 2004	56	56
Additional paid-in capital	20,187	20,187
Treasury stock, at cost; 373,200 shares at March 31, 2005 and December 31, 2004	(81)	(81)
Common stock warrants	43	43
Accumulated other comprehensive loss	(439)	(409)
Accumulated deficit	(91,977)	(91,853)

Total Stockholders’ Equity	9,523	9,677

Total Liabilities and Stockholders’ Equity	$21,255	$22,104

The accompanying notes are an integral part of these condensed consolidated financial statements.

THINQ LEARNING SOLUTIONS, INC.

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

For the Three Months Ended March 31,	2005	2004
Revenue	$3,686	$3,303
Cost of Revenues	1,441	1,363

Gross Profit	2,245	1,940

Operating Expenses:
Selling and marketing	1,181	1,421
General and administrative	386	455
Research and development	624	723

Total Operating Expenses	2,191	2,599

Income (Loss) from Operations	54	(659)

Interest (Expense), net	(178)	(119)

Loss from Continuing Operations	(124)	(778)

Income from Discontinued Operations	—	1,035

Net Income (Loss)	$(124)	$257

The accompanying notes are an integral part of these condensed consolidated financial statements.

THINQ LEARNING SOLUTIONS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

For the Three Months Ended March 31,	2005	2004
Cash Flows From Operating Activities:
Net income (loss)	$(124)	$257
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	47	179
Amortization of bond discount	35	9
Changes in assets and liabilities:
Accounts receivable	(212)	608
Prepaid expenses and other current assets	(188)	137
Other assets	49	15
Accounts payable	400	(554)
Accrued expenses	146	(380)
Lease obligations from discontinued operations	(236)	(472)
Lease obligations	(45)	(3)
Deferred revenue	(196)	6

Net Cash Used in Operating Activities	(324)	(198)

Cash Flows From Investing Activities:
Acquisition of property and equipment	(67)	—

Net Cash Used in Investing Activities	(67)	—

Cash Flows From Financing Activities:
Repayments on line of credit	(426)	(7)
Repayments on long-term debt	(394)	(109)

Net Cash Used in Financing Activities	(820)	(116)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(9)	(5)

Net Decrease in Cash and Cash Equivalents	(1,220)	(319)

Cash and Cash Equivalents, beginning of the period	1,597	2,222

Cash and Cash Equivalents, end of the period	$377	$1,903

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest	$143	$97

Non-Cash Financing Activity:
Property and equipment acquired through capital lease obligations	$6	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

THINQ Learning Solutions, Inc.

Notes to Condensed Consolidated Financial Statements

(unaudited)

1. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements include the accounts of THINQ Learning Solutions, Inc. and its subsidiaries (the Company) and, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary to fairly state the Company’s consolidated financial position, results of operations, and cash flows as of and for the dates and periods presented.

These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements included at Exhibit 99.2 herein. The results of operations for the three months ended March 31, 2005 and 2004 are not necessarily indicative of results for the entire fiscal year or for any future period.

2. COMPREHENSIVE LOSS

SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive income (loss). Comprehensive income (loss) consists of the net loss plus the Company’s foreign currency translation adjustment and is disclosed in the accompanying condensed consolidated statements of stockholders’ equity.

3. SUBSEQUENT EVENTS

On March 24, 2005, the Company entered into an Agreement and Plan of Merger (the Agreement) with Saba Software, Inc. (Saba). The Merger will be a combined stock-for-stock and cash transaction and the aggregate consideration payable by Saba is up to 1,700,000 shares of common stock and $100,000, subject to a post-closing balance sheet adjustment. In addition, up to an additional 100,000 shares of Saba common stock may be issued over a three-year period pursuant to an earn-out provision. As security for the Stockholders’ indemnification obligations set forth in the Merger Agreement, approximately 20% of the total merger consideration will be held in escrow until the date that Saba’s Annual Report on Form 10-K for the fiscal year ended May 31, 2006 is required to be filed with the Securities and Exchange Commission. All outstanding options and warrants of the Company will terminate at date of sale.

This transaction was completed on May 5, 2005.